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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report, dated February 10, 1997, on the consolidated financial statements and schedule of Paxar Corporation included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-42685 and 33-44299.

ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 31, 1997